SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 29, 2006

                        SHEARSON FINANCIAL NETWORK, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                   000-32745             88-0471353
 (State of Incorporation)   (Commission File Number)   (IRS Employer ID)


                          6660 S. Sandhill Rd., Suite 6
                             Las Vegas, Nevada 89120
                    (Address of principle executive offices)

                                 (702) 868-7900
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On July 29, 2006, Shearson Financial Network, Inc. (the "Company") entered into a Share Exchange Agreement and Plan of Reorganization Agreement (the "Agreement") with Allstate Home Loans Inc. ("Allstate"), and the sole shareholder of all of the issued and outstanding shares of Allstate (the "Allstate Shareholder"). Pursuant to the Agreement, which closed on July 29, 2006, the Company is purchasing from the Company's sole shareholder 850 shares of Allstate's issued and outstanding shares of common stock. As of July 29, 2006, Allstate had 1,000 shares common stock that are issued and outstanding.

      Pursuant to the Agreement, the Company is obligated to issue the Allstate Shareholder $2,000,000 worth of the Company's common stock at a price of $0.025 per share, the closing price per shares of the Company's common stock on July 29, 2006 and, as a result, the Company is obligated to issue the Allstate Shareholder 80,000,000 shares of its common stock.

      Pursuant to the Agreement, the Company is assuming 50% of the debt owed to the Allstate Shareholder which shall be no greater than $1.25 million dollars. Pursuant to the Agreement, the Company, at its sole option, may immediately convert said debt any time after the July 29, 2006 (the "Closing") , to three thousand (3,000) shares of Series A-1 Convertible Preferred Stock of the Company with a value of $400.00 per share. Said shares shall have a liquidation preference such that upon the investment funding by Barron Partners (or another such investment company in an amount in excess of ten million dollars) into the Company, holder may require the Company to liquidate the Series A-1 Convertible Preferred Stock into $1.25 million dollars in cash from the proceeds from said funding. In the event the Company does not secure an investment by Barron Partners (or another such investment company) within six months from the Closing , then the holders will have the right to convert the Series A-1 Convertible Preferred Shares into common stock at the conversion price of $0.025 per share for a total of 48 million shares. The Company will use its best efforts to cause a registration statement to be filed pursuant to the conversion of the shares into common stock.

      The sale of the shares of the common stock of Allstate was made in reliance upon the exemptions from registration pursuant to Section 4 under the Securities Act of 1933, as amended.

      The issuance of the shares of the common stock of the Company in payment of the purchase price of shares of Allstate's common stock purchased by the Company is being made in reliance upon the exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

The description of the transaction in this Item is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 2.01 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01.

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed by the Securities and Exchange Commission by October 12, 2006.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K which will be filed with the Securities and Exchange Commission by October 12, 2006.

(c) Not applicable.

(d) The following exhibits are included with his Report:

Exhibit No.       Description
-----------       -----------

10.1 Form of Share Exchange Agreement and Plan or Reorganization dated July 29, 2006.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Shearson Financial Network, Inc.


Date: August 9, 2006                           By: /s/ Michael A. Barron
                                                   ----------------------------
                                                   Michael A. Barron
                                                   Chief Executive Officer


                                  EXHIBIT INDEX

EXHIBIT           DESCRITPION
-------           -----------

10.1 Form of Share Exchange Agreement and Plan or Reorganization dated July 29, 2006.